UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: February 13, 2014
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2014, Phillips 66 Partners LP (the “Partnership”) entered into the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Phillips 66 Partners GP LLC (the “General Partner”) and Phillips 66 Company (“P66 Company”), a wholly-owned subsidiary of Phillips 66 (“PSX”). Pursuant to the Contribution Agreement, the Partnership agreed to acquire from P66 Company, through a series of related intercompany contributions, PSX’s Gold Product Pipeline System, also known as the “Gold Line System,” and the Medford Spheres, each as described in more detail below (the “Transaction”):

•
The Gold Line System consists of a 681-mile refined products pipeline system that runs from the PSX-operated refinery in Borger, Texas, to Cahokia, Illinois, with access to the Phillips 66 refinery in Ponca City, Oklahoma, as well as two parallel 54-mile lateral lines that run from Paola, Kansas to Kansas City, Kansas. The system has a maximum throughput capacity of 132,000 barrels per day, and includes four terminals respectively located at Wichita, Kansas; Kansas City, Kansas; Jefferson City, Missouri; and Cahokia, Illinois, with an aggregate throughput capacity of 172,000 barrels per day and aggregate storage capacity of 4.3 million barrels.

•
The Medford Spheres consist of two newly-constructed refinery-grade propylene storage spheres located in Medford, Oklahoma with a total working capacity of 70,000 barrels that are scheduled to commence operation on March 1, 2014. The Medford Spheres provide an outlet for delivery of refinery-grade propylene from the PSX refinery in Ponca City, Oklahoma, through interconnections with third-party pipelines, to Mont Belvieu, Texas.

The total consideration for the Transaction is $700 million, which includes $400 million in cash; the issuance of 3,530,595 common units of the Partnership (“Common Units”) to P66 Company; the issuance of 72,053 general partner units of the Partnership to the General Partner to maintain its 2% general partner interest in the Partnership; and the assumption by the Partnership of a 5-year, $160 million note payable to a subsidiary of P66 Company. The Partnership expects to fund the cash consideration with cash on hand.

The closing of the Transaction is subject to standard closing conditions, including the parties’ entry into various transportation, storage and terminaling agreements that will provide for minimum throughput commitments and have initial terms ranging from five to ten years, an origination services agreement under which an affiliate of P66 Company will provide certain services to the Partnership with respect to the Gold Line System and amendments to the Partnership’s existing omnibus and operational services agreements with P66 Company and/or certain of its affiliates. The Transaction is targeted to occur on March 1, 2014.

Pursuant to the Contribution Agreement, and subject to certain limitations, the Partnership has agreed to indemnify P66 Company and its affiliates (other than the Partnership and its subsidiaries), directors, officers, employees, agents and representatives (collectively, the “P66 Company Parties”) for any and all damages resulting from any breach of a representation, warranty, agreement or covenant of the Partnership and for certain other matters. Similarly, P66 Company has agreed to indemnify the Partnership and its subsidiaries and their respective affiliates (other than any of the P66 Company Parties), directors, officers, employees, agents and representatives for any and all damages resulting from any breach of a representation, warranty, agreement or covenant of P66 Company and for certain other matters.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Each of the parties to the Contribution Agreement is a direct or indirect subsidiary of PSX. As a result, certain individuals, including officers of PSX and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. P66 Company currently (as of the date of this Current Report on Form 8-K) owns 16,328,362 Common Units and 35,217,112 subordinated units of the Partnership (“Subordinated Units”), collectively representing a 71.7% limited partner interest in the Partnership based on the number of Common Units and Subordinated Units outstanding as of February 12, 2014. P66 Company also owns an indirect 2% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.

The terms of the Contribution Agreement were approved on behalf of the Partnership by the conflicts committee and the board of directors of the General Partner. The conflicts committee, which is comprised of independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the terms of the Transaction, the conflicts committee based its decision in part on an opinion from the independent financial advisor that the consideration paid by the Partnership is fair, from a financial point of view, to the holders of Common Units unaffiliated with P66 Company and its affiliates.

Item 7.01	Regulation FD Disclosure

On February 13, 2014, the Partnership announced that it entered into the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.		Description
2.1	--	Contribution, Conveyance and Assumption Agreement, dated as of February 13, 2014, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC and Phillips 66 Company.
99.1	--	Press release of Phillips 66 Partners LP, dated February 13, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: February 13, 2014	By:	/s/ J.T. Liberti
J.T. Liberti Vice President and Chief Operating Officer

Index to Exhibits

Exhibit No.		Description
2.1	--	Contribution, Conveyance and Assumption Agreement, dated as of February 13, 2014, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC and Phillips 66 Company.
99.1	--	Press release of Phillips 66 Partners LP, dated February 13, 2014.

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